UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
Live Nation, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32601 (Commission File Number)	20-3247759 (IRS Employer Identification No.)

9348 Civic Center Drive Beverly Hills, CA (Address of principal executive offices)	90210 (Zip Code)
Registrant’s telephone number, including area code: (310) 867-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Live Nation, Inc. (the “Company”) was incorporated in Delaware on August 2, 2005 in preparation for the contribution and transfer by Clear Channel Communications, Inc. (“Clear Channel”) of substantially all of its entertainment assets and liabilities to the Company (the “Separation”). The Company completed the Separation on December 21, 2005 and became a publicly traded company on the New York Stock Exchange trading under the symbol “LYV”.
     Following the Separation, the Company reorganized its business units and the way in which these businesses are assessed and therefore changed its reportable segments, starting in 2006, to Events, Venues and Sponsorship, and Digital Distribution. The Events segment principally involves the promotion or production of live music shows, theatrical performances and specialized motor sports events. The Venues and Sponsorship segment principally involves the operation of venues and the sale of premium seats, national and local sponsorships and placement of advertising, including signage and promotional programs, and naming of subscription series and venues. The Digital Distribution segment principally involves the management of the Company’s on-line and wireless distribution activities, including the development of the Company’s website and managing the Company’s in-house ticketing operations and third-party ticketing relationships. Included in the Digital Distribution revenue are revenues from ticket rebates earned on tickets sold through phone, outlet and internet, for events promoted by the Events segment. In addition, the Company has operations in the sports representation and other businesses included in “Other”.
     In order to provide interested parties with information to assist in meaningfully analyzing the Company’s future results, the Company has reclassified its 2005 financial information to conform to the current segment presentation, and such unaudited quarterly and annual segment financial information for 2005 under the new reporting segments is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.
     The unaudited quarterly and annual segment financial information includes amounts prior to the Separation that are comprised of businesses formerly included in the consolidated financial statements and accounting records of Clear Channel using the historical basis of assets and liabilities of Clear Channel’s entertainment business. The unaudited quarterly and annual segment financial information included herein may not reflect what the Company’s results of operations would have been had the Company operated as a separate, stand-alone entity during the periods presented or what the Company’s results of operations will be in the future. The attached unaudited quarterly and annual segment financial information should be read together with the Company’s consolidated and combined financial statements and accompanying notes as of and for the year ended December 31, 2005.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Segment Financial Information for 2005 (unaudited).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 14, 2006

LIVE NATION, INC.
By:	/s/ Kathy Willard
Kathy Willard
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Segment Financial Information for 2005 (unaudited)